Exhibit 99.1

AXIL & ASSOCIATED BRANDS CORP.

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

INDEX TO FINANCIAL STATEMENTS

December 31, 2021 and 2020

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of:

Axil & Associated Brands Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Axil & Associated Brands Corp. and Subsidiaries (the “Company”) as of December 31, 2021 and 2020, the related consolidated statements of operations, changes in stockholders’ equity (deficit) and cash flows for each of the two years in the period ended December 31, 2021 and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2021 and 2020, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has a net loss and cash used in operations of $2,402,145 and $163,757, respectively, in 2021 and has an accumulated deficit of $3,042,259 at December 31, 2021. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s Plan in regard to these matters is also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

SALBERG & COMPANY, P.A.

We have served as the Company’s auditor since 2021

Boca Raton, Florida

May 12, 2022

2295 NW Corporate Blvd., Suite 240 • Boca Raton, FL 33431-7328

Phone: (561) 995-8270 • Toll Free: (866) CPA-8500 • Fax: (561) 995-1920

www.salbergco.com • info@salbergco.com

Member National Association of Certified Valuation Analysts • Registered with the PCAOB

Member CPAConnect with Affiliated Offices Worldwide • Member AICPA Center for Audit Quality

AXIL & ASSOCIATED BRANDS CORP.

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2021	2020

ASSETS
CURRENT ASSETS:
Cash	$1,916,683	$285,183
Accounts receivable, net	254,465	162,263
Inventory, net	1,186,924	769,362
Prepaid expenses and other current assets	412,790	404,934

Total Current Assets	3,770,862	1,621,742

OTHER ASSETS:

Property and equipment, net	18,194	29,036
Intangible assets, net	15,000	—
Right of use assets, net	—	31,295

Total Other Assets	33,194	60,331

TOTAL ASSETS	$3,804,056	$1,682,073

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable	$514,140	$297,408
Accrued expenses	346,787	114,197
Contract liabilities	1,132,420	736,959
Equipment loan payable, current	—	15,267
Loan payable, current	31,487	213,223
Lease liability, current	—	31,843

Total Current Liabilities	2,024,834	1,408,897

LONG TERM LIABILITIES:
Loan payable	142,706	148,594
Loan payable, related party	—	257,157

Total Long Term Liabilities	142,706	405,751

Total Liabilities	2,167,540	1,814,648

Commitments and contingencies (see Note 12)

STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock, $0.001 par value; 10,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.001 par value: 300,000,000 shares authorized; 59,013,428 and 50,000,000 shares issued, issuable and outstanding as of December 31, 2021, and 2020, respectively	59,013	50,000
Additional paid-in capital	4,619,762	271,439
Accumulated deficit	(3,042,259)	(454,014)

Total Stockholders’ Equity (Deficit)	1,636,516	(132,575)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$3,804,055	$1,682,073

See accompanying notes to these consolidated financial statements.

AXIL & ASSOCIATED BRANDS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31,	December 31,
	2021	2020

Sales, net	$13,604,651	$9,457,210

Cost of sales	4,335,972	3,051,384

Gross profit	9,268,679	6,405,826

OPERATING EXPENSES:
Selling and marketing expenses	2,551,961	1,407,072
Advertising expenses	4,280,789	2,299,166
Compensation and related expenses	1,764,865	1,225,251
General and administrative	3,194,967	449,139

Total Operating Expenses	11,792,582	5,380,628

INCOME (LOSS) FROM OPERATIONS	(2,523,904)	1,025,198

OTHER INCOME (EXPENSE):
Other income	—	10,000
Gain on debt forgiveness	179,843	—
Interest income	220	685
Interest expense	(58,305)	(83,512)

Other Income (Expense), Net	121,758	(72,827)

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	(2,402,145)	952,371

Provision for income taxes	—	—

NET INCOME (LOSS)	$(2,402,145)	$952,371

NET INCOME (LOSS) PER COMMON SHARE - Basic and diluted	$(0.04)	$0.02

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	53,846,726	50,000,000

See accompanying notes to these consolidated financial statements.

AXIL & ASSOCIATED BRANDS CORP.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Stockholders’ Equity
	Shares		Issued and Issuable		Capital	Deficit	(Deficit)

Balance, December 31, 2019	—	$—	50,000,000	$50,000	$271,439	$(1,406,385)	$(1,084,946)

Net Income	—	—	—	—	—	952,371	952,371

Balance, December 31, 2020	—	—	50,000,000	50,000	271,439	(454,014)	(132,575)

Distributions	—	—	—	—	—	(186,100)	(186,100)

Issuance of common stock for cash	—	—	4,963,428	4,963	2,327,848	—	2,332,811

Common stock issued and to be issued for consulting services	—	—	4,050,000	4,050	2,020,475	—	2,024,525

Net Loss	—	—	—	—	—	(2,402,145)	(2,402,145)

Balance, December 31, 2021	—	$—	59,013,428	$59,013	$4,619,762	$(3,042,259)	$1,636,516

See accompanying notes to these consolidated financial statements.

AXIL & ASSOCIATED BRANDS CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,	December 31,
	2021	2020

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(2,402,145)	$952,371
Adjustments to reconcile income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	15,841	8,723
Bad debts	72,386	26,624
Stock issued for consulting	2,024,525	—
Gain on debt forgiveness	(179,843)	—
Amortization of debt discount	24,000	16,200
Change in operating assets and liabilities:
Accounts receivable	(164,588)	(118,227)
Inventory	(417,562)	(377,271)
Prepaid expenses and other current assets	17,744	(252,857)
Accounts payable	216,733	135,126
Accrued expenses	234,239	(136,373)
Lease liability	(548)	(170)
Deferred revenues	395,461	343,580

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(163,757)	597,726

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Intangible assets	(20,000)	—
Purchase of property and equipment	—	(10,446)

NET CASH USED IN INVESTING ACTIVITIES	(20,000)	(10,446)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock for cash	2,332,811	—
Repayment of loan payable to related party	(257,157)	(362,278)
Proceeds from loan payable	400,000	615,617
Repayments of loan payable	(459,030)	(621,627)
Repayment of equipment financing	(15,267)	(11,462)
Distributions to shareholders	(186,100)	—

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	1,815,257	(379,750)

NET INCREASE IN CASH	1,631,500	207,530

CASH - Beginning of year	285,183	77,653

CASH - End of year	$1,916,683	$285,183

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$25,594	$66,069
Income taxes	$—	$—

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Financing of insurance premiums	$32,000	$18,000
Original issue discount on loans	$24,000	$16,200

See accompanying notes to these consolidated financial statements.

AXIL & ASSOCIATED BRANDS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

Note 1 – Organization

AXIL & Associated Brands, Corp. (the “Company”; “we”; “us”) was incorporated on June 4, 2021 in the State of Delaware as a reorganization of predecessor entities. It is a medical device company dedicated to improving the quality of life of people by providing hearing enhancement and protection.

The Company acquired all of the issued and outstanding shares of AXIL, LLC a Utah Limited Liability Corporation (Axil), pursuant to an Agreement for Share Exchange on June 25, 2021. AXIL, LLC was the parent of several wholly owned subsidiaries including AXIL Performance Hearing LLC and SportEAR, LLC. The Company acquired 100% ownership of AXIL, LLC in exchange for 50,000,000 shares of common stock of the Company. As the major shareholders of Axil retained control of both the Company and Axil, the share exchange was accounted for as a reorganization and recapitalization. As such, the Company recognized the assets and liabilities of Axil, acquired in the merger, at their historical carrying amounts. Axil was incorporated in the State of Utah on December 31, 2012. The reorganization and recapitalization has been reflected retroactively for all periods presented in the accompanying consolidated financial statements.

The Company is engaged in the manufacturing, marketing, sale and distribution of professional quality hearing enhancement and hearing protection products throughout the United States, Mexico, Canada, Europe, Australia, New Zealand and Asia. The Company’s innovative product and go-to-market approach addresses the major challenges of traditional hearing aid adoption, including social stigma, accessibility and cost.

Note 2 – Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements for the years ended December 31, 2021 and 2020 have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

Principles of Consolidation

The consolidated financial statements include Axil & Associated Brands Corp. and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Risk and Uncertainty Concerning COVID-19 Pandemic

In March 2020, the World Health Organization declared the outbreak of a novel coronavirus (COVID-19) as a pandemic which continues to spread throughout the United States and the World. We are currently monitoring the outbreak of COVID-19 and the related business and travel restrictions and changes to behavior intended to reduce its spread. All of our vendor Chinese facilities were temporarily closed for a period of time. Most of these facilities have been reopened since July 2020. Depending on the progression of the outbreak, our ability to obtain necessary supplies and ship finished products to customers may be partly or completely disrupted globally. Also, our ability to maintain appropriate labor levels could be disrupted. If the coronavirus continues to progress, it could have a material negative impact on our results of operations and cash flow, in addition to the impact on its employees. We have concluded that while it is reasonably possible that the virus could have a negative impact on the results of operations, the specific impact is not readily determinable as of the date of these financial statements. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management is focused on growing the Company’s existing products offering, as well as its customer base, to increase its revenues. The Company cannot give assurance that it can increase its cash balances or limit its cash consumption and thus maintain sufficient cash balances for its planned operations or future acquisitions. Future business demands may lead to cash utilization at levels greater than recently experienced. The Company may need to raise additional capital in the future. However, the Company cannot assure that it will be able to raise additional capital on acceptable terms, or at all. Subject to the foregoing, management believes that the Company has sufficient capital and liquidity to fund its operations for at least one year from the date of issuance of the accompanying financial statements.

AXIL & ASSOCIATED BRANDS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

Going Concern

As reflected in the accompanying consolidated financial statements, the Company had a net loss and cash used in operations of $2,402,145 and $163,757, respectively, for the year ended December 31, 2021.  Additionally, the Company had an accumulated deficit of $3,042,259 at December 31, 2021. These factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of 12 months from the issuance date of this report. The ability of the Company to continue as a going concern is dependent on the Company’s ability to implement its business plan, raise capital, and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support its daily operations. Management intends to raise and has been raising additional funds by way of a private or public offering. While the Company believes in the viability of its strategy to further implement its business plan and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Use of estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses, and the related disclosures at the date of the consolidated financial statements and during the reporting period. Actual results could materially differ from these estimates. Significant estimates made by management include, but are not limited to, the allowance for doubtful accounts, inventory valuations, the useful life of property and equipment, the valuation of deferred tax assets, the value of stock-based compensation, the fair value of non-cash common stock issuances, warranty liability and the allowance on sales returns.

Cash and cash equivalents

The Company considers all highly liquid debt instruments and other short-term investments with maturities of three months or less, when purchased, to be cash equivalents.  The Company maintains cash and cash equivalent balances at one financial institution that is insured by the Federal Deposit Insurance Corporation.

Accounts receivable and allowance for doubtful accounts

The Company has a policy of providing on allowance for doubtful accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable.  The allowance for doubtful accounts is based on the Company’s assessment of the collectability of accounts. Management regularly reviews the adequacy of the allowance for doubtful accounts by considering the age of each outstanding invoice, each customer’s expected ability to pay, and the collection history with each customer, when applicable, to determine whether a specific allowance is appropriate. The company also maintains a general allowance on all the accounts receivables The allowance for doubtful accounts charges are recorded as a component of general and administrative expenses in the consolidated statements of operations.

Prepaid expenses and other current assets

Prepaid expenses and other current assets consist primarily of advances to suppliers and cash prepayment to vendors for trade shows which will occur within a year. Upon shipment of the purchase inventory, the Company reclassifies the advances to supplier into inventory

Inventory

The Company values inventory, consisting of finished goods and raw materials, at the lower of cost and net realizable value. Cost is determined using an average cost method. Inventory consists of purchased components for producing hearing enhancement and hearing protection products and accessories and finished goods. Provisions for slow-moving, excess or obsolete inventories are recorded when required to reduce inventory values to their estimated net realizable values based on product life cycle, development plans or quality issues.

AXIL & ASSOCIATED BRANDS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.  When assets are retired or disposed of, the cost and accumulated depreciation are removed, and any resulting gains or losses are included in the statement of operations.

Impairment of long-lived assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. The Company did not record any impairment losses during the years ended December 31, 2021 and 2020.

Leases

The Company adopted Accounting Standards Codification (“ASC”) Topic 842, “Leases” (“ASC 842”) on January 1, 2019, as discussed below in the section titled “Recently adopted accounting pronouncements”. Under ASC 842, the Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets and the current and noncurrent portions of the operating lease liability are included as operating lease liabilities in the Company’s consolidated balance sheets.

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized based on the present value of lease payments over the lease term at the commencement date of the lease. ROU assets also include any initial direct costs incurred and any lease payments made at or before the lease commencement date, less any lease incentive received. As the Company’s leases do not provide an implicit interest rate, the Company uses its incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

Product warranty

The Company provides a one-year or three-year limited warranty on its hearing enhancement and hearing protection products. The Company records the costs of repairs and replacements, as they are incurred, to the cost of revenues.

Revenue recognition and Contract liabilities

The Company follows Accounting Standards Codification (“ASC”) 606, Revenue From Contracts With Customers.  This revenue recognition standard has a five-step process: a) Determine whether a contract exists; b) Identify the performance obligations; c) Determine the transaction price; d) Allocate the transaction price; and e) Recognize revenue when (or as) performance obligations are satisfied.

Identify the contract with a customer. The Company generally considers completion of a sales order (which requires customer acceptance of the Company’s click-through terms and conditions for website sales and authorization of payment through credit card or another form of payment for sales made over the phone) as a customer contract provided that collection is considered probable. For payments that are not made upfront by credit card, the Company assesses customer creditworthiness based on credit checks, payment history, and/or other circumstances. For payments involving third party financier payors, the Company validates customer eligibility and reimbursement amounts prior to shipping the product.

AXIL & ASSOCIATED BRANDS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

Identify the performance obligations in the contract. Product performance obligations include shipment of hearing enhancement and hearing protection systems and related accessories and service performance obligations include extended warranty coverage.

However, as the historical redemption rate under the policy has been low, the option is not accounted for as a separate performance obligation. The Company does not assess whether promised goods or services are performance obligations if they are immaterial in the context of the contract with the customer.

Determine the transaction price and allocation to performance obligations. The transaction price in the Company’s customer contracts consists of both fixed and variable consideration. Fixed consideration includes amounts to be contractually billed to the customer while variable consideration includes the 30-days right of return that applies to all products. To estimate product returns, the Company analyzes historical return levels, current economic trends, and changes in customer demand. Based on this information, the Company reserves a percentage of product sale revenue and accounts for the estimated impact as a reduction in the transaction price.

Allocate the transaction price to the performance obligations in the contract. For contracts that contain multiple performance obligations, the Company allocates the transaction price to the performance obligations on a relative standalone selling price basis.

Recognize revenue when or as the Company satisfies a performance obligation. Revenue for products (hearing enhancement and hearing protection systems with related accessories) is recognized at a point in time, which is generally upon shipment. Revenue for services (extended warranty) is recognized over time on a ratable basis over the warranty period.

As of December 31, 2021 and 2020, contract liabilities associated with product invoiced but not received by customers at the balance sheet date was $137,495 and $202,585; contract liabilities associated with unfulfilled performance obligations for warranty services offered for a period of one to three years was $820,809 and $466,514, and contract liabilities associated with unfulfilled performance obligations for customers’ right of return was $174,116 and $67,860, respectively. Our contract liabilities amounts are expected to be recognized over a period of one year to three years.

Cost of Revenues

The primary components of cost of revenues include the cost of product and shipping fees.

Shipping and Handling

The Company accounts for shipping and handling fees in accordance with ASC 606. While amounts charged to customers for shipping products are included in revenues, the related costs of shipping products to customers are recorded in cost of revenues as incurred.

Marketing, selling and advertising

Marketing, selling and advertising costs are expensed as incurred.

AXIL & ASSOCIATED BRANDS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

Fair value measurements and fair value of financial instruments

The Company adopted Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures” (“ASC 820”), for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that requires the use of fair value measurements, establishes a framework for measuring fair value and expands disclosure about such fair value measurements. The adoption of ASC 820 did not have an impact on the Company’s financial position or operating results, but did expand certain disclosures. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The Company analyzes all financial instruments with features of both liabilities and equity under the Financial Accounting Standard Board’s (“FASB”) accounting standard for such instruments. Under this standard, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

The estimated fair value of certain financial instruments, including prepaid expenses, deposits, accounts payable and accrued expenses are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

Income Taxes

The Company was organized as an LLC, prior to July 1, 2021 and all the income and losses passed through the personal taxes of the members, until that time.

From July 2021, the Company started accounting for income taxes pursuant to the provision of ASC 740-10, “Accounting for Income Taxes” (“ASC 740-10”), which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

The Company follows the provision of ASC 740-10 related to Accounting for Uncertain Income Tax Positions. When tax returns are filed, there may be uncertainty about the merits of positions taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions.

Tax positions that meet the more likely than not recognition threshold are measured at the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefit associated with tax positions taken that exceed the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company believes its tax positions are all more likely than not to be upheld upon examination. As such, the Company has not recorded a liability for uncertain tax benefits.

The Company has adopted ASC 740-10-25, “Definition of Settlement”, which provides guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits and provides that a tax position can be effectively settled upon the completion and examination by a taxing authority without being legally extinguished. For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open.  The federal and state income tax returns of the Company are subject to examination by the IRS and state taxing authorities, generally for three years after they are filed.

AXIL & ASSOCIATED BRANDS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718, “Compensation — Stock Compensation” (“ASC 718”), which requires measurement of the cost of employee and non-employee grants at fair value on the grant date in the financial statements. The employee grants are to be recognized over the shorter of the service or vesting period whereas the non-employee grants are recognized over the requisite service period. ASC 718 also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Net income (loss) per share of common stock

Basic net income (loss) per share is computed by dividing the net income (loss) by the weighted average number of common shares during the period. Diluted net loss per share is computed using the weighted average number of common shares and potentially dilutive securities outstanding during the period. At December 31, 2021 and 2020, the Company had no potentially dilutive securities outstanding.

Recently Issued Accounting Pronouncements

In August 2020, the FASB issued ASU No. 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (ASU 2020-06), which simplifies the accounting for certain convertible instruments. Among other things, under ASU 2020-06, the embedded conversion features no longer must be separated from the host contract for convertible instruments with conversion features that are required to be accounted for as derivatives, or that do not result in substantial premiums accounted for as paid-in capital. ASU 2020-06 also eliminates the use of the treasury stock method when calculating the impact of convertible instruments on diluted Earnings per Share. For the Company, the provisions of ASU 2020-06 are effective for its fiscal year beginning on June 1, 2024. Early adoption is permitted, subject to certain limitations. Based on the Company’s preliminary evaluation it does not believe adoption will have a material impact on its consolidated financial statements

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740) – Simplifying the Accounting for Income Taxes (“ASU 2019-12”). ASU 2019-12, among other things, (a) eliminates the exception to the incremental approach for intra-period tax allocation when there is a loss from continuing operations and income (or a gain) from other items, (b) eliminates the exception to the general methodology for calculating income taxes in an interim period when the year-to-date loss exceeds the anticipated loss for the year, (c) requires than an entity recognize a franchise tax (or a similar tax) that is partially based on income as an income-based tax and account for any incremental amount incurred as a non-income-based tax, and (d) requires than an entity reflect the effect of an enacted change in tax laws or rates in the annual effective tax rate computation for the interim period that includes the enactment date. For public companies, these amendments are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. The Company adopted ASU 2019-12 effective January 1, 2021. The adoption did not have a material impact on its consolidated financial statements.

In October 2021, the FASB issued ASU 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, which requires contract assets and contract liabilities acquired in a business combination to be recognized in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers, as if the acquirer had originated the contracts. ASU 2021-08 is effective for annual periods beginning after December 15, 2022, and interim periods within those years, with early adoption permitted. The Company does not expect the standard to have a material effect on its consolidated financial statements

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

AXIL & ASSOCIATED BRANDS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

Note 3 – Accounts Receivable, net

Accounts receivable, consisted of the following:

	December 31, 2021	December 31, 2020
Customers Receivable	$274,629	$163,779
Merchant Processor Receivable	79,351	24,918
Less: Allowance for doubtful accounts	(99,515)	(26,434)
	$254,465	$162,263

The Company recorded bad debt expense of $72,386 and $26,624 during the years ended December 31, 2021 and 2020, respectively.

Note 4 – Inventory

Inventory consisted of the following:

	December 31, 2021	December 31, 2020
Finished Goods	$1,071,210	$548,834
Raw Materials	115,714	220,528
	$1,186,924	$769,362

At December 31, 2021 and 2020, inventory in transit amounted to $128,198 and $0, respectively.

Note 5 – Property and Equipment

Property and equipment, stated at cost, consisted of the following:

	Estimated Life	December 31, 2021	December 31, 2020

Computer Equipment	3 Years	$23,072	$23,072
Office Equipment	5-10 Years	36,362	36,362
Less: Accumulated Depreciation		(41,240)	(30,398)
		$18,194	$29,036

Depreciation expense amounted to $10,841 and $8,723 for the years ended December 31, 2021 and 2020, respectively.

AXIL & ASSOCIATED BRANDS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

Note 6 – Intangible Assets

Intangible assets comprise of licensing rights purchased to use brand names. These rights are being amortized over a period of three years. As of December 31, 2021 and 2020, intangible assets amounted to $20,000 and $0, respectively.

	December 31, 2021	December 31, 2020

Licensing Rights	$20,000	$—
Less: Accumulated Depreciation	(5,000)	—
	$15,000	$—

The Company recorded amortization expense of $5,000 and $0 in the accompanying financial statements for the years ended December 31, 2021 and 2020.

Note 7 - Accrued Expenses

Accrued expenses comprised of the following:

	December 31, 2021	December 31, 2020
Credit Cards	$194,046	$67,168
Accrued Payroll	76,779	39,933
Accrued Royalty Payments	68,070	—
Other Accrued Expenses	7,892	7,096
	$346,787	$114,197

The accrued royalty payments are in relation to payments being made to a dealer for using their brand name on the product sold. Such payments are made to the dealer on a quarterly basis.

 Note 8 - Equipment Loan Payable

During the year ended December 31, 2017, the Company purchased a printer under an installment purchase plan. The loan amount was $42,493 payable from April 2018 in 60 monthly instalment payments of $639. As at December 31, 2021 and 2020, the balance outstanding on the loan was $0 and $15,267, respectively. The Company recorded an interest expense of $114 and $183, during the years ended December 31, 2021 and 2020, respectively, on the loan in the accompanying consolidated financial statements.

Note 9 - Loan Payable

During the year ended December 31, 2020, a commercial bank granted to the Company a loan (the “Loan”) in the amount of $195,617, which is administered under the authority and regulations of the U.S. Small Business Administration pursuant to the Paycheck Protection Program (the “PPP”) of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The Loan was evidenced by a note dated April 5, 2020, bore interest at an annual rate of 1.0% and matured on April 4, 2021. The Note may be prepaid without penalty, at the option of the Company, at any time prior to maturity. Proceeds from loans granted under the CARES Act are intended to be used for payroll, costs to continue employee group health care benefits, rent, utilities, and certain other qualified costs (collectively, “qualifying expenses”). The Company intends to use the loan proceeds for qualifying expenses. The Company’s borrowings under the Loan may be eligible for loan forgiveness if used for qualifying expenses incurred during the “covered period,” as defined in the CARES Act, except that the amount of loan forgiveness is limited to the amount of qualifying expenses incurred during the 8-week period commencing on the loan effective date. In addition, the amount of any loan forgiveness may be reduced if there is a decrease in the average number of full-time equivalent employees of the Company during the covered period, compared to the comparable period in the prior calendar year. The Company’s indebtedness, after any such loan forgiveness, is payable in 18 equal monthly installments commencing on October 5, 2020, with all amounts due and payable by the maturity. In April 2021, the Company received a loan forgiveness in the amount of $179,843 of which amount $178,194 was principal forgiveness and $1,649 was interest forgiveness. The balance loan of $17,423 and accrued interest of $221 was paid off by the Company during the year ended December 31, 2021. As at December 31, 2021 and 2020, the balance outstanding on the loan was $0 and $195,617, respectively. The Company recorded an interest expense of $221 and $0, net of forgiveness, during the years ended December 31, 2021 and 2020, on the loan in the accompanying consolidated financial statements.

AXIL & ASSOCIATED BRANDS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

During the year ended December 31, 2020, a commercial bank granted to the Company a loan (the “Loan”) in the amount of $150,000, which is administered under the authority and regulations of the U.S. Small Business Administration pursuant to the Economic Injury Disaster Loan Program (the “EIDL”) of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The Loan, which is evidenced by a note dated May 22, 2020, bears interest at an annual rate of 3.75% and is payable installments of $731 per month, beginning May 22, 2021 until May 21, 2050. The Company has to maintain a hazard insurance policy including fire, lightning, and extended coverage on all items used to secure this loan to at least 80% of the insurable value. Proceeds from loans granted under the CARES Act are intended to be used for payroll, costs to continue employee group health care benefits, rent, utilities, and certain other qualified costs (collectively, “qualifying expenses”). The Company intends to use the loan proceeds for qualifying expenses. The Company also received a grant of $10,000 during the year ended December 31, 2020 which was recorded as other income in the accompanying consolidated financial statements. The Company recorded an interest expense of $9,258 and $0, in the accompanying financial statements during the years ended December 31, 2021 and 2020, respectively. The Company paid out $10,200 in payment of the principal and accrued interest as of December 31, 2021. As of December 31, 2021 and 2020, the loan balance outstanding was $148,593 and $150,000, respectively.

During the year ended December 2019, the Company obtained a short-term working capital loan of $56,000 from one of its merchant processors. The total amount owed, including interest, was $63,280. The loan was payable in six months in daily instalments equal to the merchant processors’ accounts credits attributed to the Company’s merchant account for each day multiplied by the daily payment percentage of 15%. The Company paid off the remaining balance of the loan of $33,627 during the year ended December 31, 2020. The Company recorded an interest expense of $10 in the accompanying consolidated financial statements for the year ended December 31, 2020.

In November 2020, the Company obtained a short-term working capital loan of $270,000 from the same merchant processors. The total amount owed, including interest, was $286,200. The loan was payable in two months in daily instalments equal to the merchant processors’ accounts credits attributed to the Company’s merchant account for each day multiplied by the daily payment percentage of 17%. The Company paid off the loan during the year ended December 31, 2020. The Company recorded an interest expense of $16,200 in the accompanying consolidated financial statements for the year ended December 31, 2020.

On May 24, 2021, the Company raised another working capital loan of $400,000 from the above merchant processor. The total amount owed, including interest, was $424,000. The loan amount is payable in daily instalments equal to the merchant processors’ accounts credits attributed to the Company’s merchant account for each day multiplied by the daily payment percentage of 12%. The Company paid off the loan during the year ended December 31, 2021. The Company recorded an interest expense of $24,000 for the amortization of the debt discount, in the accompanying consolidated financial statements for the year ended December 31, 2021.

AXIL & ASSOCIATED BRANDS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

In 2015, the Company obtained a loan of $300,000 from an unrelated third party at the rate of 12% secured against all assets of the Company. The Company paid off the loan during the year ended December 31, 2020. The Company recorded an interest expense of $18,000 in the accompanying consolidated financial statements for the year ended December 31, 2020.

During the year ended December 31, 2021 the Company obtained insurance financing of $32,000 on the general liability and excess liability insurance policies. The loan has a finance charge of $1,604 and is payable in 10 monthly installments of $3,360 each. As of December 31 2021, the outstanding balance of the loan amounted to $25,600.

During the year ended December 31, 2020 the Company obtained insurance financing of $18,000 on the general liability and excess liability insurance policies. The loan had a finance charge of $957 and was payable in 10 monthly installments of $1,896 each. As of December 31, 2021 and December 31, 2020, the outstanding balance of the loan amounted to $0 and $16,200, respectively.

Loans Payable as of December 31, 2021 and 2020
	December 31, 2021	December 31, 2020
Insurance Financing	$25,600	$16,200
Paycheck Protection Program (PPP)	$—	$195,617
Economic Injury Disaster Loan Program (EIDL)	$148,593	$150,000
Total	$174,193	$361,817
Less: Current Portion	$(31,487)	$(213,223)
Non-Current Portion	$142,706	$148,594

The amounts of loan payments due in the next five years ended December 31, are as follows:

Total
2022	$31,487
2023	$3,480
2024	$3,613
2025	$3,751
2026	$3,894
Thereafter	$127,968
$174,193

Note 10 – Related Party Loan

The Company obtained a secured loan for $150,000 from a related party in the fiscal year 2012, for the working capital needs of the Company. The unpaid balance of $92,278 was paid off during the year ended December 31, 2020.

The Company obtained other unsecured loans from another related party in the fiscal years prior to 2018, for working capital needs of the Company at 12% interest. During the years ended December 31, 2021 and 2020, $257,157 and $270,000 of the loans were repaid to the related party. As of December 31, 2021 and 2020, the related party loan balance was $0 and $257,157, respectively. The Company recorded an interest expense of $16,142 and $49,609 on the loans during the years ended December 31, 2021 and 2020, respectively.

AXIL & ASSOCIATED BRANDS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

Note 11 – Stockholders’ Equity

Shares Authorized

The authorized capital of the Company consists of 300,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001 per share.

Preferred Stock

The preferred stock may be issued from time to time in one or more series. The Board of Directors of the Company is expressly authorized to provide for the issuance of all or any of the shares of the preferred stock in one or more series, and to fix the number of shares and to determine or alter, for each such series, such voting powers, full or limited, or no voting powers and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed until the resolution adopted by the Board of Directors providing the issuance of such shares. The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

As of December 31, 2021 and 2020, there were no preferred stock outstanding.

Common Stock

On June 25, 2021, the Company entered into an Agreement of Share Exchange. Pursuant to the agreement, the Company agreed to issue 50,000,000 shares of its common stock to the owners of AXIL, LLC in exchange for 100% ownership interest in AXIL, LLC. This transaction was treated as a reorganization and recapitalization. All share and per share amounts have been retroactively adjusted for all periods presented in the accompanying consolidated financial statements.

On June 25, 2021, the Company agreed to issue 3,000,000 shares of its common stock, pursuant to a consulting agreement. These shares were valued at the grant date fair value, based on the board decision to sell common stock at $0.47 per share to third party investors. The Company recorded $1,410,000 as consulting expense for the fair value of the shares.

On October 1, 2021, the Company entered into an at-will contract employment agreement with an individual. Pursuant to the agreement, the Company agreed to grant 5,000,000 shares of common stock to the individual valued at $2,350,000 on the grant date based on the recent sale of common stock at $0.47 per share. 1,000,000 of such shares vested immediately. On each subsequent anniversary of October 1, 1,000,000 of such shares shall vest until all 5,000,000 shares have vested. The Company recorded $470,000 as a consulting expense in the accompanying consolidated financial statements for the fair value of the 1,000,000 shares which had already vested. The Company recorded $117,500 as a consulting expense in the accompanying consolidated financial statements for the prorated fair value of the 1,000,000 shares which shall vest on October 1, 2022.

On October 1, 2021, the Company entered into another at-will contract employment agreement with an individual valued at $94,000 on the grant date based on the recent sale of common stock at $0.47 per share. Pursuant to the agreement, the Company agreed to grant 200,000 shares of common stock to the individual. 50,000 of such shares vested immediately. On each subsequent anniversary of October 1, 30,000 of such shares shall vest until all 200,000 shares have vested. The Company recorded $23,500 as a consulting expense in the accompanying consolidated financial statements for the fair value of the 50,000 shares which had already vested. The Company recorded $3,525 as a consulting expense in the accompanying consolidated financial statements for the prorated fair value of the 30,000 shares which shall vest on October 1, 2022.

During the year ended December 31, 2021, the Company agreed to issue 4,963,428 shares of common stock at the rate of $0.47 per share for a total of $2,332,811, pursuant to several private placement subscription agreements.

As of December 31, 2021 and 2020, respectively 59,013,428 and 50,000,000 shares of common stock were issued and issuable.

AXIL & ASSOCIATED BRANDS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

Note 12 – Commitments and Contingencies

Leases

As discussed in Note 2 above, the Company adopted ASU No. 2016-02, Leases on January 1, 2019, which require lessees to report on their balance sheets a right-of-use asset and a lease liability in connection with most lease agreements classified as operating leases under the prior guidance. The Company has a lease agreement in connection with its office and warehouse facility in Utah under an operating lease which expired in September 2021. The rent was $4,000 per month initially with subsequent increments.

The Company treats a contract as a lease when the contract conveys the right to use a physically distinct asset for a period of time in exchange for consideration, or the Company directs the use of the asset and obtains substantially all the economic benefits of the asset. These leases are recorded as right-of-use (“ROU”) assets and lease obligation liabilities for leases with terms greater than 12 months. ROU assets represent the Company’s right to use an underlying asset for the entirety of the lease term. Lease liabilities represent the Company’s obligation to make payments over the life of the lease. A ROU asset and a lease liability are recognized at commencement of the lease based on the present value of the lease payments over the life of the lease. Initial direct costs are included as part of the ROU asset upon commencement of the lease. Since the interest rate implicit in a lease is generally not readily determinable for the operating leases, the Company uses an incremental borrowing rate to determine the present value of the lease payments. The incremental borrowing rate represents the rate of interest the Company would have to pay to borrow on a collateralized basis over a similar lease term to obtain an asset of similar value.

The Company reviews the impairment of ROU assets consistent with the approach applied for the Company’s other long-lived assets. The Company reviews the recoverability of long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on the Company’s ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations.

Lease expense is recognized on a straight-line basis over the lease term, while variable lease payments are expensed as incurred. Variable payments change due to facts or circumstances occurring after the commencement date, other than the passage of time, and do not result in a remeasurement of lease liabilities. The Company’s lease agreements do not contain any residual value guarantees or restrictive covenants.

Pursuant to the new standard, the Company recorded an initial lease liability of $111,474 and an initial right of use asset in the same amount. A lease term of two years and a discount rate of 12% was used. During the years ended December 31, 2021 and 2020, the Company recorded a lease expense for this lease in the amount of $32,745 and $49,117, respectively. In September 2021, the lease expired and the Company had $0 in lease liability and right of use asset.

Supplemental balance sheet information related to leases was as follows:

December 31, 2021
Assets
Right of use assets	$111,474
Accumulated Reduction	(111,474)
Operating lease assets, net	$—

Liabilities
Lease liability	$111,474
Accumulated reduction	(111,474)
Total Lease liability, net	—
Current Portion	—
Non-current portion	$—

Rent expense, after the lease expiration and for other non-lease components, for the years ended December 31, 2021 and 2020, respectively, amounted to $28,679 and $8,165, respectively.

AXIL & ASSOCIATED BRANDS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

Contingencies

On July 15, 2021, a complaint was filed by a consumer against the Company in the United States District Court for the Court of Common Pleas, Clermont County, Ohio. The claim alleges personal injuries suffered by the consumer due to use of the products sold by the Company. The claim is filed for breach of contract, violation of consumer practices, fraud and product liability. No trial date has been set as yet. The Company has filed the claim with its insurance company. The Company does not believe that the ultimate resolution of the matter will have a material adverse impact on our consolidated financial position, results of operations or cash flows.

Note 13 – Concentrations

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of trade accounts receivable and cash deposits and cash equivalents instruments. The Company maintains its cash in bank deposits accounts which are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. At December 31, 2021 and 2020, the Company held cash of approximately $1,360,979 and $0, respectively, in excess of federally insured limits. The Company has not experienced any losses in such accounts through December 31, 2021.

Concentration of Revenue, Product Line, and Supplier

During the years ended December 31, 2021 and 2020, no individual customer represented 10% or more of our consolidated net sales.

During the year ended December 31, 2021 and 2020, sales to customers outside the United States were insignificant.

During the year ended December 31, 2021, approximately 93% of sales consisted of sales of Personal Sound Amplification Product “(PSAP”) devices. During the year ended December 31, 2020, approximately 84% and 11% of sales consisted of sales of PSAP devices and hearing aids, respectively.

At December 31, 2021, accounts receivable from one customer represented approximately 31% and at December 31, 2020, accounts receivable from three customers represented approximately 59% (at 20%, 26% and 13%), respectively.

The Company purchased inventories and products from one vendor totaling approximately $2.9 million (79% of the purchases) and two vendors totaling approximately $1.9 million (75% of the purchases) during the years ended December 31, 2021 and 2020, respectively. Purchases from international vendors totaled approximately $3.2 million (88% of the purchases) and $2 million (76% of the purchases) during the years ended December 31, 2021 and 2020.

At December 31, 2021, accounts payable to one international vendor represented approximately 93% and at December 31, 2020, accounts payable to two vendors represented approximately 75% (at 55% and 20%), respectively.

AXIL & ASSOCIATED BRANDS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

Note 14 – Income taxes

The Company incurred net operating losses of approximately $331,000, for income tax purposes for the year ended December 31, 2021. The net operating loss carries forward for United States income taxes, which may be available to reduce future years’ taxable income. Management believes that the realization of the benefits from these losses appears not more than likely due to the Company’s limited operating history and significant losses in the current year for United States income tax purposes. Accordingly, the Company has provided a 100% valuation allowance on the deferred tax asset to reduce the asset to zero. Management will review this valuation allowance periodically and make adjustments as necessary.

The operating subsidiaries of the Company were taxed as a Limited Liability Company until June, 2021, so the income passed over to the members of the LLC and there was no tax implication on the Company.

Starting on July 1, 2021, when the Company became a C Corp, the items accounting for the difference between income taxes at the effective statutory rate of 21% and the provision for income tax were as follows:

2021
Tax benefit computed at statutory rate of 21%	$(464,800)
State tax benefit of 9%	(199,200)
Non-deductible expenses: Stock-based compensation	607,359
Non-taxable: PPP Loan forgiveness gain	(53,458)
Other non-deductible expenses	10,858
Increase (decrease) in valuation allowance	99,242
Net income tax provision	$—

The Company has a deferred tax asset which is summarized as follows at:

December 31, 2021
Net operating loss carryover	$99,242
Less: valuation allowance	(99,242)
Net deferred tax asset	$—

The Company provided a valuation allowance equal to the deferred income tax asset at December 31, 2021 because it was not known whether future taxable income will be sufficient to utilize the loss carryforward.

Additionally, the future utilization of the net operating loss carryforward to offset future taxable income may be subject to an annual limitation as a result of ownership changes that could occur in the future. If necessary, the deferred tax assets will be reduced by any carryforward that expires prior to utilization as a result of such limitations, with a corresponding reduction of the valuation allowance.

The Company does not have any uncertain tax positions or events leading to uncertainty in a tax position.

Note 15 – Related party transactions

During the years ended December 31, 2021 and 2020, the Company made some payments to parties related to the officers and directors of the Company as compensation for their services to the Company

The Company paid $522,483 and $440,108 as compensation to a major shareholder and director of the Company for the years ended December 31, 2021 and 2020, respectively. The Company paid, in aggregate, $95,411 and $50,378 to the sons of the major shareholder during the years ended December 31, 2021 and 2020, respectively, as compensation for their service to the Company.

AXIL & ASSOCIATED BRANDS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

The Company paid $378,160 and $242,459 as compensation to another major shareholder and director of the Company for the years ended December 31, 2021 and 2020, respectively. The Company paid $6,600 and $6,600 to the daughter of the major shareholder during the years ended December 31, 2021 and 2020, respectively, as compensation for her services to the Company. The Company paid $133,485 and $120,735, as compensation to the son in law of the major shareholder and director of the Company for the years ended December 31, 2021 and 2020, respectively, as compensation for his services to the Company. The Company paid $67,804 and $101,412 to the son of the major shareholder during the year ended December 31, 2021 and 2020, respectively, as compensation for services to the Company.

The Company paid $149,420 and $118,867 as compensation to another major shareholder and director of the Company for the years ended December 31, 2021 and 2020, respectively.

The Company agreed to issue 87,562 shares of common stock to parties related to the officers and directors of the Company at $0.47 per share for a total of $41,154.

During the years ended December 31, 2021 and 2020, the Company obtained several loans from related parties for working capital purposes, as discussed in more detail in Note 10 above.

Note 16 – Subsequent events

The Company has evaluated these consolidated financial statements for subsequent events through May 12, 2022, the date these consolidated financial statements were available to be issued.

Subsequent to December 31, 2021, the Company agreed to issue 832,595 shares of common stock for cash of $1.20 per share for a total of $999,114, pursuant to several private placement subscription agreements and 5,851 shares of common stock at $0.47 per share for total cash of $2,750 to two related parties. The Company recorded an expense of $4,271 for the difference between the fair value of $1.20 and the $0.47 price paid.

Subsequent to December 31, 2021, the Company agreed to issue 134,472 shares of common stock to several individuals for services. These shares were recorded at the fair market value of the shares of $1.20 per share for a total of $161,367.

On May 1, 2022, the Company signed an Asset Purchase Agreement with Reviv3 Procare Company to sell substantially all the assets of the Company except cash of $450,000 and inventory of $104,500 which is related to the development, production, sales and services of hearing aids. The purchase consideration for the Purchased assets was determined to be $32,318,389 which is payable at the closing of the agreement in 250,000,000 shares of Series A Non-Voting Preferred Stock of Reviv3 Procare Company and 73,183,893 shares of Common Stock of Reviv3 Procare Company.